UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
April 1, 2008
(Date of earliest event reported)
Torch Energy Royalty Trust
(Exact name of registrant as specified in its charter)

Delaware	1-12474	74-6411424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
(Address of principal executive offices, including zip code)
302/636-6016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     As previously disclosed by the Torch Energy Royalty Trust (the “Trust”) in its Form 12b-25 filed with the Securities and Exchange Commission (“SEC”) on April 1, 2008, the administrative services agreement entered into as of October 1, 1993 by and between the Trust and Torch Energy Advisors Incorporated (“Torch”) (the “Administrative Services Agreement”) terminated by its terms upon the termination of the Trust; however, Torch and the Trust entered into an oral arrangement such that Torch would continue to perform administrative services for the Trust on an interim basis after termination of the Administrative Services Agreement while the parties tried to reach accord on extending the provision of those services under the Administrative Services Agreement. For the reasons discussed below, as of April 1, 2008, the Trust has terminated its discussions with Torch to extend the Administrative Services Agreement past its term as well as the oral arrangement with Torch to provide interim administrative services to the Trust.
Background
     The Trust was formed effective October 1, 1993, pursuant to a trust agreement by and among Wilmington Trust Company, not in its individual capacity but solely as trustee of the Trust (the “Trustee”), Torch Royalty Company (“TRC”) and Velasco Gas Company, Ltd. (“Velasco”) as owners of certain oil and gas properties and Torch as grantor (the “Trust Agreement”). TRC and Velasco created net profits interests (“Net Profits Interests”) that burden such oil and gas properties (the “Underlying Properties”) and conveyed such interests to Torch. Torch conveyed the Net Profits Interests to the Trust in exchange for an aggregate of 8,600,000 units of beneficial interest in the Trust (units of beneficial interest in the Trust, “Units,” and holders of Units, “Unitholders”). The sole purpose of the Trust is to hold the Net Profits Interests, to receive payments from TRC and Velasco, and to make payments to Unitholders. The Trust does not conduct any business activity and has no officers, directors or employees. The Trust relies on third party service providers to perform administrative services for the Trust. Historically, Torch provided accounting, bookkeeping, informational and other services to the Trust related to the Net Profits Interests pursuant to the Administrative Services Agreement.
     As previously disclosed by the Trust in its Current Report on Form 8-K filed with the SEC on January 28, 2008, after the close of business on Friday, January 25, 2008, the Trustee received a notice of a demand (the “Demand Notice”) for arbitration before JAMS from TRC, Torch E&P Company and Constellation Energy Partners LLC (collectively, the “Working Interest Owners”). The working interests are each burdened by the Net Profits Interests contained in three net overriding royalty conveyances (the “Conveyances”). The Working Interest Owners seek a declaratory judgment that, under the Conveyances, the mechanisms contained in the Oil and Gas Purchase Contract dated as of October 1, 1993, by and between Torch Energy Marketing, Inc. (along with its successors and permitted assigns, “TEMI”), TRC and Velasco (the “Purchase Contract”) (including the sharing price and minimum price mechanisms) should continue to be utilized for calculating the quarterly Net Profits Interests payments following termination of the Trust. As discussed more fully below and as previously disclosed by the Trust in its Current Report on Form 8-K filed with the SEC on February 21, 2008, the Trustee, not in its individual capacity but solely as Trustee of the Trust, filed a response to the Demand Notice (the “Response”), stating that, upon further legal analysis of the Purchase Contract and the Conveyance documents, the Trustee has concluded that the sharing provision of the Purchase Contract (which determined the calculation of the Net Profits Interests prior to the termination of the Purchase Contract) does not survive the termination of the Purchase Contract or the termination of the Trust. There can be no assurance as to the outcome or result of an arbitration or the effect that the demand for arbitration may have on the Trust or the Units, including the market value thereof.
     As previously disclosed by the Trust in its Current Report on Form 8-K filed with the SEC on January 31, 2008, the holders of more than 66 2/3% of the outstanding Units voted for a proposal to terminate the Trust on January 29, 2008 in accordance with the terms and provisions of the Trust Agreement. The Purchase Contract and the Administrative Services Agreement terminated upon the termination of the Trust; however, as discussed above, Torch and the Trust entered into an oral arrangement such that Torch would continue to perform administrative services for the Trust on an interim basis after termination of the Administrative Services Agreement.
     Pursuant to the Trust Agreement and the Administrative Services Agreement, Torch prepared the Trust’s SEC filings, which the Trustee would review before filing. In May 2007, as the Trustee was reviewing the Trust’s Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarterly period ended March 31, 2007, to be filed with the SEC, Torch contacted the Trustee and informed the Trustee that the following additional statement should be inserted into the Form 10-Q:

[W]hen the Trust terminates, the working interest owners of the Underlying Properties are no longer obligated to sell the gas produced from the Underlying Properties pursuant to the Purchase Contract. Notwithstanding the termination of the Purchase Contract, the Net Profits Interests will continue to burden the Underlying Properties for their remaining life and will continue to be calculated as if the Purchase Contract was still in effect, regardless of what proceeds may actually be received by the working interest owners as the seller of the gas.
     As the terms of the Administrative Services Agreement required Torch to provide information relating to the Net Profits Interests and Underlying Properties as well as good faith and objective advice concerning the proper calculation of the Net Profits Interests for inclusion in the Trust’s filings with the SEC, the Trustee relied on Torch’s assessment of the calculation of the Net Profits Interests following the Trust’s termination. The only change suggested by the Trust was the addition of the phrase “the Trust believes that” prior to “the Net Profits Interests will continue...,” which was designed to make the statement a “forward-looking statement” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statement, as amended pursuant to the Trust’s suggestion, was included in the Trust’s Form 10-Qs dated May 15, 2007, August 14, 2007 and November 14, 2007. Further, in each of those Form 10-Qs, the Trust stated that the Trustee “relies solely on receiving accurate information, reports and other representations from [Torch] in the ordinary course of its duties as Trustee.”
     As noted above and as previously disclosed by the Trust in its Current Report on Form 8-K filed with the SEC on February 21, 2008, the Trustee, not in its individual capacity but solely as Trustee of the Trust, filed the Response to the Demand Notice stating that, upon further legal analysis of the Purchase Contract and the Conveyance documents, the Trustee has concluded that the sharing provision of the Purchase Contract (which determined the calculation of the Net Profits Interests prior to the termination of the Purchase Contract) does not survive the termination of the Purchase Contract or the termination of the Trust. This disclosure reflects the Trust’s position on this issue and supersedes all previous disclosures in this respect made by the Trust in the Form 10-Qs filed with the SEC as discussed above.
Termination of the Administrative Services Agreement and Oral Arrangement
     Recently, Torch informed the Trustee that if the Trustee were to move forward with the preparation of disclosure concerning reserve information and financial statements that do not apply the sharing price and minimum price mechanisms of the Purchase Contract, (a) Torch will not complete many of the financial statement closing and reporting processes required annually and quarterly for the Trust and (b) the Trustee will have sole responsibility for the reserve report and the financial accounting and control process that involve the preparation, review or approval of financial information. Based upon such statements by Torch (and actions and/or inaction pursuant to such statements), the Trust believes that Torch has not performed the services required of it under the Administrative Services Agreement prior to the termination of such agreement, nor under the oral arrangement to continue to perform such administrative services on an interim basis after such agreement terminated while the parties try to reach accord on extending the provision of those services under the Administrative Services Agreement.
     In light of Torch’s statements (and actions and/or inactions pursuant to such statements) and the Trust’s belief that Torch has not provided the services required of it under the Administrative Services Agreement and the oral arrangement, the Trust, as of April 1, 2008, has terminated its discussions with Torch to extend the Administrative Services Agreement past its term as well as the oral arrangement with Torch to provide interim administrative services to the Trust during these negotiations. The Trustee is currently in discussions with one or more third parties to provide such administrative services to the Trust during the wind up and liquidation of the Trust.

Cautionary Statement on Risks Associated with the Trust’s Forward-Looking Statements.
     This Form 8-K contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, by the Trust that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. The Trust undertakes no obligation to update or revise any forward-looking statement except as required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCH ENERGY ROYALTY TRUST

By: Wilmington Trust Company, not in its individual capacity but solely as Trustee for the Trust

Date: April 7, 2008	By:	/s/ Bruce L. Bisson
Bruce L. Bisson
Vice President

(The Trust has no employees, directors or executive officers.)